UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 1.01.

Acquisitions of Drone Nerds, LLC and Anzu Robotics, LLC

On November 10, 2025 (the “Closing Date”), XTI Drones Holdings, LLC, a Texas limited liability company (“XTI Drones Holdings”) and a subsidiary of XTI Drones, LLC, which is a wholly-owned subsidiary of XTI Aerospace, Inc. (the “Company”), acquired 100% of the issued and outstanding equity interests of two enterprise drone solutions providers, Drone Nerds, LLC, a Florida limited liability company (“Drone Nerds”), and Anzu Robotics, LLC, a Delaware limited liability company (“Anzu Robotics”) (such equity interests, respectively, the “Drone Nerds Interests” and the “Anzu Robotics Interests”), pursuant to the terms of two separate membership interest purchase agreements: (i) a Membership Interest Purchase Agreement (the “DN Purchase Agreement”) by and among XTI Drones Holdings, The Origin Group DN, Inc., a Delaware corporation (“DN Seller”), Drone Nerds, the owners of DN Seller listed on Annex A-1 thereto (such individuals together with DN Seller, the “DN Seller Group”) and Jeremy Schneiderman, solely in his capacity as representative of the DN Seller Group, and (ii) a Membership Interest Purchase Agreement (the “AR Purchase Agreement” and, together with the DN Purchase Agreement, the “Purchase Agreements”) by and among XTI Drones Holdings, The Origin Group AZ, Inc., a Delaware corporation (“AR Seller”), Anzu Robotics, the owners of AR Seller listed on Annex A-1 thereto (such individuals together with AR Seller, the “AR Seller Group”) and Jeremy Schneiderman, solely in his capacity as representative of the AR Seller Group (such transactions, respectively, the “Drone Nerds Acquisition” and the “Anzu Robotics Acquisition” and collectively, the “Acquisitions”). The consummation of the Acquisitions occurred concurrently with the execution of the Purchase Agreements. Prior to the Drone Nerds Acquisition, Drone Nerds was known as Drone Nerds, Inc., a Florida corporation, which was converted into a Florida limited liability company as part of a reorganization for tax purposes.

Pursuant to the DN Purchase Agreement, in exchange for the Drone Nerds Interests, XTI Drones Holdings (i) paid DN Seller $16,727,356.00 in cash in exchange for 46% of the Drone Nerds Interests, (ii) issued DN Seller a promissory note in the original principal amount of $10,976,284.58 (the “DN Note”) in exchange for 30% of the Drone Nerds Interests and (iii) issued DN Seller 6,002,610 Class B Units of XTI Drones Holdings (the “Class B Units”) with a fair market value of $8,955,894.25 in exchange for 24% of the Drone Nerds Interests.

Pursuant to the AR Purchase Agreement, in exchange for the Anzu Robotics Interests, XTI Drones Holdings (i) paid AR Seller $1,442,446.80 in cash in exchange for 45% of the Anzu Robotics Interests, (ii) issued AR Seller a promissory note in the original principal amount of $954,459.53 (the “AR Note” and, together with the DN Note, the “Notes”) in exchange for 30% of the Anzu Robotics Interests and (iii) issued AR Seller 521,966 Class B Units with a fair market value of $778,773.41 in exchange for 30% of the Anzu Robotics Interests.

Pursuant to the Purchase Agreements, at the closing of the Acquisitions, XTI Drones Holdings paid certain transaction expenses incurred by the DN Seller Group, Drone Nerds, the AR Seller Group and Anzu Robotics in connection with the respective Acquisition in the aggregate amount of approximately $1.8 million.

Drone Nerds and Anzu Robotics have a $25.0 million secured line of credit (the “Banesco Line of Credit”) established pursuant to and evidenced by (i) that certain Loan Agreement, dated July 10, 2025, by and among Drone Nerds Inc, Anzu Robotics, LLC and Banesco USA (the “Banesco Loan Agreement”), (ii) that certain Revolving Promissory Note, dated July 10, 2025, from Drone Nerds Inc and Anzu Robotics, LLC (collectively, the “Borrower”) in favor of Banesco USA in the maximum principal amount of $25.0 million (the “Banesco Note”), (iii) that certain Security Agreement, dated July 10, 2025, by and among Drone Nerds Inc, Anzu Robotics, LLC and Banesco USA (the “Banesco Security Agreement”), and (iv) the other Loan Documents (as defined in the Banesco Loan Agreement). The Banesco Note matures on July 10, 2027, accrues interest at the Term SOFR Rate plus the Interest Rate Margin (each, as defined in the Banesco Note), subject to adjustment as set forth in the Banesco Note, and the Loan Documents contain certain customary covenants to Banesco USA, including financial covenants that require the Borrower to comply with specified financial ratios and tests.

Pursuant to the Purchase Agreements, XTI Drones Holdings agreed to, and to cause Drone Nerds and Anzu Robotics to, use best efforts to amend the Banesco Loan Agreement in connection with Banesco USA’s formal approval of the transactions contemplated by the Purchase Agreements, on terms reasonably satisfactory to XTI Drones Holdings, the DN Seller Group and the AR Seller Group, by no later than November 14, 2025.

The aggregate purchase price for each Acquisition is subject to customary post-closing adjustments for cash, indebtedness, transaction expenses and net working capital at closing as set forth in the applicable Purchase Agreement. The Company paid ThinkEquity LLC (“ThinkEquity”) fees of approximately $1.2 million as compensation for advisory services in connection with the transactions contemplated by the Purchase Agreements.

The Purchase Agreements contain customary representations and warranties by the parties. The Purchase Agreements also contain various covenants, including non-competition and non-solicitation covenants by DN Seller and AR Seller. In addition, the Purchase Agreements contain customary mutual indemnification provisions, subject to certain limitations, including threshold amounts, maximum amounts and survival periods.

The foregoing description of the DN Purchase Agreement, the AR Purchase Agreement and the Banesco Line of Credit does not purport to be complete and is qualified in its entirety by reference to the full text of the DN Purchase Agreement, the AR Purchase Agreement, the Banesco Loan Agreement, the Banesco Note and the Banesco Security Agreement, which are filed as Exhibits 2.1, 2.2, 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Organizational Structure

The diagram set forth below depicts the Company’s organizational structure immediately following the closing of the Acquisitions. The diagram does not include inactive Company subsidiaries.

XTI Aerospace, Inc.
Nevada
100%
100%
100%
Impixon GMBH
(Germany)
XTI Aircraft Company
(Delaware)
XTI Drones, LLC
(Texas)
100%
IntraNav GmBH
(Germany)
Class A
Units
83.403%
Other Owners
16.597%
Class B
Units
XTI Drones Holdings, LLC
Texas
100%
100%
Drone Nerds, LLC
(Florida)
Anzu Robotics, LLC
(Delaware)
Other Owners
50%
50%
100%
Ready Monitor LLC
(Wyoming)
Drone Nerds Tech SAS LLC
(Delaware)

Promissory Notes

The principal of and interest on each Note will be payable as follows: (i) no later than November 30, 2025 (the “First Required Payment Date”), the outstanding principal amount of each Note will be repaid in an amount equal to $3,680,000 with respect to the DN Note and $320,000 with respect to the AR Note, together with all accrued and unpaid interest on each Note as of the First Required Payment Date, (ii) no later than March 31, 2026 (the “Second Required Payment Date”), the outstanding principal amount of each Note will be repaid in an amount equal to $1,840,000 with respect to the DN Note and $160,000 with respect to the AR Note, together with all accrued and unpaid interest on each Note as of the Second Required Payment Date, (iii) no later than June 30, 2026 (the “Third Required Payment Date”), the outstanding principal amount of each Note will be repaid in an amount equal to $1,380,000 with respect to the DN Note and $120,000 with respect to the AR Note, together with all accrued and unpaid interest on each Note as of the Third Required Payment Date, (iv) no later than September 30, 2026 (the “Fourth Required Payment Date”), the outstanding principal amount of each Note will be repaid in an amount equal to $1,380,000 with respect to the DN Note and $120,000 with respect to the AR Note, together with all accrued and unpaid interest on each Note as of the Fourth Required Payment Date, (v) the entire outstanding principal amount, together with all accrued and unpaid interest, of each Note will be repaid on or prior to the one year anniversary of each Note (the “Due Date”), and (vi) all outstanding accrued interest and the unpaid principal amount of each Note will be due and payable in full on the earlier of (A) the Due Date, (B) 90 days following a capital raise (or the last capital raise, in connection with a series of transactions, whether related or unrelated) where the Company or one or more of its affiliates raise, as a result of a single transaction or a series of transactions occurring pursuant to one or more closings, in any case after the date of the Note, an aggregate amount of $40 million or more, qualified by the limitation that not more than 20% of net proceeds from any single financing will be applied towards payment of each Note, or (C) the date on which the Note becomes immediately due and payable as a result of the occurrence of an event of default thereunder, as further described below. Each of DN Seller and AR Seller, may, in its absolute and sole discretion, elect to waive any payment of accrued and unpaid interest due under the DN Note or the AR Note, as applicable, in whole or in part upon prior written notice to XTI Drones Holdings.

Interest will accrue on the outstanding principal balance of each Note at an annual rate of 7.25%, computed based upon a 365-day year (the “Interest Rate”). If interest is not paid as it becomes due, it will be added to the principal. Pursuant to the applicable Purchase Agreement, the outstanding principal amount of each Note is subject to reduction in connection with the indemnification obligations of the DN Seller Group and the AR Seller Group under the applicable Purchase Agreement.

XTI Drones Holdings may prepay the Note, in whole or in part, at any time and from time to time, without premium or penalty, provided that, each such prepayment is accompanied by a payment of all accrued and unpaid interest on the Note together with all accrued and unpaid interest on the portion of the principal balance so prepaid. All partial prepayments will be applied to the indebtedness owing under each Note in such order and manner as DN Seller or AR Seller, as applicable, may from time to time determine in its reasonable discretion.

The Notes include customary representations and warranties and customary events of default, subject to certain cure periods (provided that Bankruptcy-Related Events of Default (as defined below) are not subject to a cure period). Upon the occurrence of an event of default (except a default due to the occurrence of bankruptcy or insolvency proceedings (a “Bankruptcy-Related Event of Default”)), DN Seller or AR Seller, as applicable, may declare the entire unpaid balance of principal and accrued but unpaid interest on the Note, and all other obligations of XTI Drones Holdings under the applicable Note, to be immediately due and payable and/or exercise any other rights or remedies under any other instrument or applicable law. Upon the occurrence of a Bankruptcy-Related Event of Default, the outstanding principal amount of the Note together with all accrued and unpaid interest and all other obligations of XTI Drones Holdings under the Note will become due and payable automatically. Following the occurrence of an event of default, interest will accrue on the outstanding principal balance of each Note at an annual rate equal to the Interest Rate plus 2.00%.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the DN Note and the AR Note, which are filed as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Class B Units Exchange Rights and Mandatory Exchange of Class B Units

On the Closing Date, DN Seller and AR Seller entered into the Amended and Restated Company Agreement of XTI Drones Holdings, LLC, dated November 10, 2025 (the “Company Agreement”), as Class B Members of XTI Drones Holdings with XTI Drones, LLC, which holds 32,786,816 Class A Units of XTI Drones Holdings and is the sole Class A Member of XTI Drones Holdings. The Class B Units held by DN Seller and AR Seller and the Class A Units held by XTI Drones, LLC represent 100% of the membership interests of XTI Drones Holdings. Following the exchange of all outstanding Class B Units into shares of Common Stock as described below, XTI Drones Holdings will be wholly owned by XTI Drones, LLC, and Drone Nerds and Anzu Robotics will be indirect, wholly-owned subsidiaries of the Company.

Pursuant to the Company Agreement, at any time after May 1, 2026, each Class B Member has the right to exchange all or any portion of its outstanding Class B Units for (i) a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to the number of Class B Units exchanged multiplied by the Exchange Ratio (as defined below) then in effect, together with the payment of cash in lieu of any fractional shares in an amount equal to such fraction multiplied by the volume-weighted average price of Common Stock for the ten trading days ending on (and including) the trading day prior to the exchange date, and (ii) a cash payment equal to the XTI Distribution Amount (as defined below) with respect to each such Class B Unit. The “XTI Distribution Amount” means for each Class B Unit, an amount equal to the excess, if any, of (x) the aggregate amount of dividends or other distributions, equal to the amount of cash or the fair market value of any property distributed in kind, per share of Common Stock made by the Company to holders of Common Stock during the period from the date of issuance of such Class B Unit through the exchange date multiplied by the Exchange Ratio, over (y) the aggregate amount per Class B Unit distributed by XTI Drones Holdings during such period. The “Exchange Ratio” is initially one share of Common Stock for each Class B Unit exchanged, and will be equitably adjusted for stock splits, stock dividends, reclassifications and similar transactions affecting the Common Stock.

In addition, the Company Agreement provides for the mandatory exchange of all outstanding Class B Units 15 months after the effective date of the Company Agreement. On that date, each outstanding Class B Unit will be exchanged for (i) a number of shares of Common Stock equal to the one Class B Unit multiplied by the Exchange Ratio then in effect, together with the payment of cash in lieu of any fractional shares in an amount equal to such fraction multiplied by the volume-weighted average price of Common Stock for the ten trading days ending on (and including) the trading day prior to the mandatory exchange date, and (ii) a cash payment equal to the XTI Distribution Amount with respect to such Class B Unit.

The foregoing description of the Company Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Company Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Jeremy Schneiderman, the Chief Executive Officer of Drone Nerds, and Alex Nafissy, the President of Drone Nerds, who will each continue to serve in those respective positions following the Closing Date, each beneficially own 2,583,732 Class B Units held by DN Seller and AR Seller. The actual timing for the exchange of Class B Units for shares of Common Stock after May 1, 2026 is at the discretion of the holder, subject to the mandatory exchange described above.

Lock-Up Agreements

On the Closing Date, the Company entered into lock-up agreements with DN Seller and AR Seller (respectively, the “DN Lock-Up Agreement” and the “AR Lock-Up Agreement” and collectively, the “Lock-Up Agreements”), pursuant to which DN Seller and AR Seller agreed not to, without the Company’s prior written consent, during the period commencing on November 10, 2025 and ending on the 365th day thereafter, (i) directly or indirectly, transfer, sell, offer, exchange, assign, pledge, gift, donate or otherwise dispose of or encumber any legal or beneficial ownership in any shares of Common Stock or enter into any contract, option or other agreement with respect to, or consent to, a Transfer (as defined below) of, any shares of Common Stock or DN Seller’s or AR Seller’s, as applicable, voting or economic interest therein, subject to customary exceptions, (ii) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock (any of the foregoing described in clause (i) above and this clause (ii), a “Transfer”) or (iii) publicly disclose the intention to do any of the foregoing.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the DN Lock-Up Agreement and the AR Lock-Up Agreement, which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreements

On the Closing Date, the Company entered into a Registration Rights Agreement with DN Seller and AR Seller (the “Registration Rights Agreement”), pursuant to which the Company granted certain demand and piggyback registration rights to DN Seller and AR Seller with respect the shares of Common Stock issuable or issued upon exchange of the Class B Units (the “Registrable Securities”), subject to the Company’s rights to delay registration in certain circumstances.

The Registration Rights Agreement permits the holders of at least 50% shares of the initial aggregate Registrable Securities to demand that the Company register for resale such holders’ Registrable Securities and those of all other holders who elect to participate in the registration, provided that the Company is only required to effect one registration on demand for any and all holders of Registrable Securities in each calendar year, subject to certain exceptions. As soon as reasonably practicable and prior to the 45th day following a demand but not sooner than May 1, 2026, the Company will file a registration statement covering the resale of such Registrable Securities. The Company agreed to use commercially reasonable efforts to cause the registration statement to become effective as soon as possible following the filing thereof and to keep the registration statement in effect until all Registrable Securities have been sold by the holders (the “Registration Period”).

Additionally, if at any time prior to the expiration of the Registration Period the Company determines to register any of its equity securities, either for its own account or for the account of a security holder or holders, the Company will promptly give the holders of Registrable Securities written notice thereof and, subject to certain limitations, include in such registration all of the Registrable Securities specified in a written request or requests made by the holders, provided that the aggregate amount of Registrable Securities specified in such written request is not less than 50% of the outstanding Registrable Securities. The Company agreed to use its commercially reasonable efforts to keep the registration statement in effect for the Registration Period.

The Registration Rights Agreement provides that securities will cease to be Registrable Securities when such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein.

Private Placement

On November 10, 2025, the Company entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with Unusual Machines, Inc., a Nevada corporation (“Unusual Machines”), pursuant to which the Company sold Unusual Machines 25,000 shares of the Company’s newly designated Series 10 Convertible Preferred Stock, par value $0.001 per share (the “Series 10 Preferred Stock”), at a subscription amount of $1,000 per share of Series 10 Preferred Stock for an aggregate subscription amount of $25,000,000 (the “Subscription Amount”), pursuant to a private placement that closed on November 12, 2025 (the “PIPE Offering”).

On November 10, 2025, prior to the closing of the PIPE Offering, Unusual Machines advanced to the Company $10,500,000 (the “Advance”), which was automatically applied to the Subscription Amount at the closing of the PIPE Offering. The Company used the Advance to satisfy certain obligations under the Banesco Line of Credit.

To the extent that the issuance of shares of Common Stock upon conversion of, or as a dividend on, the Series 10 Preferred Stock would result in the holder exceeding the Beneficial Ownership Limitation (as defined below), then, in lieu of the issuance of such shares, at the election of the holder, (i) the holder will be issued such shares in the form of pre-funded warrants, substantially in the form issued by the Company in September 2025 (the “Pre-Funded Warrants” and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), or (ii) such shares will be held by the Company in abeyance for the benefit of such holder. The Pre-Funded Warrant will be immediately exercisable, will have an exercise price of $0.001 per share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, provided that such exercise price is deemed pre-paid as part of the Subscription Amount.

Pursuant to the PIPE Purchase Agreement, the Company agreed to hold an annual or special meeting of shareholders no later than January 31, 2026 (the “Shareholder Meeting Deadline”) for the purchase of obtaining shareholder approval of the removal of the limitations on conversion set forth in the Certificate of Designation of the Series 10 Preferred Stock in compliance with Nasdaq Listing Rule 5635 (the “Shareholder Approval”, and the date the Shareholder Approval is obtained, the “Shareholder Approval Date”), and to use its commercially reasonable efforts to solicit such Shareholder Approval and to cause its board of directors to recommend to the shareholders that they so approve. If Shareholder Approval is not obtained on or prior to the Shareholder Meeting Deadline, the Company will call a special or annual meeting of shareholders 180 days thereafter until such Shareholder Approval is obtained, provided, however, that such obligation will terminate on the two year anniversary of the closing date of the PIPE Offering.

Pursuant to the PIPE Purchase Agreement, the Company agreed to file a registration statement covering the resale by Unusual Machines of the shares of common stock underlying the Series 10 Preferred Stock and the Pre-Funded Warrants, if any (such shares, the “Underlying Shares” and such registration statement, the “Registration Statement”), within 90 days of the closing date of the PIPE Offering. The Company agreed to use commercially reasonable efforts to cause such registration to become effective within 60 days (or 90 days if the United States Securities and Exchange Commission (the “Commission”) notifies the Company that it will “review” the Registration Statement) following the initial filing of such Registration Statement and to keep such Registration Statement effective at all times until the earlier of (i) the time that Unusual Machines does not own any Series 10 Preferred Stock, Pre-Funded Warrants or Underlying Shares or (ii) the date on which the Underlying Shares may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144.

From the date of the PIPE Purchase Agreement until the later of the date that is 5 days from the date (a) Shareholder Approval is obtained and (b) the date that the Registration Statement has been declared effective by the Commission, the Company agreed to not enter into any transaction for the sale of any of its equity securities or securities convertible into its equity securities unless the price per share of Common Stock or per unit price (or conversion price or exercise price, as applicable) is equal to or greater than $2.50, subject to certain customary exempt issuance exceptions.

The Company engaged ThinkEquity to act as its exclusive placement agent in connection with the PIPE Offering pursuant to a placement agency agreement, dated November 10, 2025 (the “PAA”), by and between the Company and ThinkEquity. Pursuant to the PAA, the Company agreed to pay ThinkEquity a cash fee equal to 7.0% of the gross proceeds of the PIPE Offering and to reimburse ThinkEquity for certain of its expenses in an aggregate amount up to $175,000.

Pursuant to the PAA, the Company also agreed to issue ThinkEquity or its designees warrants (the “Placement Agent’s Warrants”) to purchase an aggregate of 837,801 shares of Common Stock (the “PA Warrant Shares”). The Placement Agent’s Warrants have an initial exercise price of $1.492 per share and are exercisable, in whole or in part, commencing on the closing of the PIPE Offering and expiring on the five-year anniversary of the date thereof; provided that, if a holder exercises its Placement Agent’s Warrants prior to the Shareholder Approval Date such holder will receive the right to receive on the Shareholder Approval Date the number of PA Warrant Shares so issuable upon such exercise and, on the Shareholder Approval Date, the Company will issue such PA Warrant Shares to such holder.

The foregoing description of the PIPE Purchase Agreement, the PAA and the Placement Agent’s Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the PIPE Purchase Agreement, the PAA and the form of Placement Agent’s Warrant, which are filed as Exhibits 10.7, 10.8 and 4.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 3.02.

The Class B Units, the Series 10 Preferred Stock, the Pre-Funded Warrants, the Placement Agent’s Warrants, the Pre-Funded Warrant Shares, the PA Warrant Shares and the shares of Common Stock issuable upon any exchange of the Class B Units, and upon any conversion of, or as a dividend on, the Series 10 Preferred Stock were, or will be, as the case may be, offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act.

Each of DN Seller, AR Seller and Unusual Machines represented that it was an “accredited investor” as such term is defined in Regulation D under the Securities Act, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Class B Units, the Series 10 Preferred Stock, the Pre-Funded Warrants, the Placement Agent’s Warrants, the Pre-Funded Warrant Shares, the PA Warrant Shares and the shares of Common Stock issuable upon any exchange of the Class B Units, and upon any conversion of, or as a dividend on, the Series 10 Preferred Stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 5.03.

Pursuant to the PIPE Purchase Agreement, the Company filed a certificate of designation (the “Certificate of Designation”) on November 10, 2025, with the Secretary of State of the State of Nevada designating the rights, preferences and limitations of the shares of the Series 10 Preferred Stock. The Series 10 Preferred Stock has a stated value of $1,000 per share (the “Stated Value”), and is initially convertible at a conversion price of $1.492 per share (the “Conversion Price”), subject to adjustment pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offerings, pro rata distributions of dividends or the occurrence of a Fundamental Transaction (as defined in the Certificate of Designation).

On the Shareholder Approval Date, each outstanding share of Series 10 Preferred Stock will automatically convert into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series 10 Preferred Stock plus all unpaid accrued and accumulated Preferential Dividends on such share (whether or not declared) by the Conversion Price. To the extent not converted in connection with a mandatory conversion, each share of Series 10 Preferred Stock will be convertible, from and after the Shareholder Approval Date, at the option of the holder, into that number of shares of Common Stock determined in accordance with the formula in the preceding sentence.

Each outstanding share of Series 10 Preferred Stock is entitled to receive, in preference to shares of Junior Securities (as defined in the Certificate of Designation), cumulative dividends (“Preferential Dividends”), payable quarterly in arrears, at an annual rate of 12.0% of the Stated Value (the “Preferential Dividend Rate”). Preferential Dividends will be payable, at the option of the Company, either in-kind in shares of Common Stock, through an accrual on the Stated Value of the Series 10 Preferred Stock or in cash, subject to, with respect to the issuance of shares of Common Stock, the receipt of Shareholder Approval and the Beneficial Ownership Limitation (defined below). In addition, each holder of Series 10 Preferred Stock will be entitled to receive dividends equal to, on an as-converted to shares of the Common Stock basis, and in the same form as, dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.

No shares of Common Stock may be issued upon conversion of, or as a dividend on, the Series 10 Preferred Stock, if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). To the extent that the issuance of shares of Common Stock upon conversion of, or as a dividend on, the Series 10 Preferred Stock would result in the holder exceeding the Beneficial Ownership Limitation, then, in lieu of the issuance of such shares, at the election of the holder, (i) the holder will be issued such shares in the form of Pre-Funded Warrants or (ii) such shares will be held by the Company in abeyance for the benefit of such holder.

The Series 10 Preferred Stock has no voting rights, except as required by law and for certain customary protective provisions set forth in the Certificate of Designation.

Upon any liquidation, dissolution or winding-up of the Company (but excluding a Fundamental Transaction), whether voluntary or involuntary, the holders of the Series 10 Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series 10 Preferred Stock before any distribution or payment is made to the holders of any Junior Securities.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On November 12, 2025, the Company issued a press release announcing the completion of the Acquisitions and the closing of the PIPE Offering. Also on November 12, 2025, the Company made available an investor presentation regarding the Company and the Acquisitions. Copies of the press release and the investor presentation are attached as Exhibits 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated by referenced herein.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filings made by the Company pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Risks Related to the Acquisitions

There are a number of significant risks related to the Acquisitions, including the risk factors enumerated below. Accordingly, the Company is providing these additional risk factors to supplement the risks described in “Risk Factors” in the Company’s 2024 Form 10-K, Q1 2025 Form 10-Q and Q2 2025 Form 10-Q and other filings made with the Commission. All references to “we,” “us” or “our” mean the Company and its subsidiaries, including Drone Nerds and Anzu Robotics, unless stated otherwise or the context otherwise requires.

Drone Nerds operates in evolving markets, which makes it difficult to evaluate its business and future prospects.

Drone Nerds’ drone, camera and sensor technologies and software and training, operational support and repair services are and will be sold in new and rapidly evolving markets. The commercial unmanned aerial vehicles (“UAV”) industry is in the early stages of customer adoption and the FAA’s definition of regulations relating to the integration of commercial drones into the U.S. National Airspace System is rapidly evolving. Accordingly, Drone Nerds’ business and future prospects may be difficult to evaluate. We cannot accurately predict the extent to which demand for the drone systems and solutions will increase, if at all. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact our ability to do the following in connection with our acquisition of Drone Nerds:

●	Generate sufficient revenue to maintain its historical profitability;

●	Acquire and maintain market share;

●	Achieve or manage growth in our business operations;

●	Renew contracts;

●	Successfully stock for the commercial market products and end-to-end solutions;

●	Adapt to new or changing polices and spending priorities of current and prospective clients; and

●	Access to additional financing or capital when required and on reasonable terms.

If we fail to address these and other challenges, risks and uncertainties successfully, our business, results of operations and financial condition would be materially harmed.

The supplier base of Drone Nerds is highly concentrated. In addition, Drone Nerds is subject to risks arising from ongoing regulatory discussions and potential legislative actions targeting its primary supplier from China, SZ DJI Technology Co, Ltd. and affiliates (“DJI”), who represented a majority of Drone Nerds’ vendor purchases during the 1H 2025.

Drone Nerds has relationships with various global suppliers of drones and electronics, however the top 1 2 and 3 suppliers represent 53%, 10% and 7% of purchases, respectively, for the six months ended June 30, 2025. If any of those suppliers decided to no longer work with Drone Nerds, this could impact Drone Nerds ability to source products.

In addition, under the 2025 National Defense Authorization Act (“NDAA”), a U.S. national-security agency is required to complete a security review of certain suppliers, including DJI, by December 23, 2025. If no agency completes this review by the deadline, the law instructs the Federal Communications Commission (the “FCC”) to automatically add these suppliers to the FCC “Covered List,” which would effectively block new FCC equipment authorizations for their technology and drones in the U.S. (i.e., new models could not be approved).

Drone Nerds relies on DJI for a significant portion of its drone sales, creating significant regulatory and operational risk. Also, in September 2025, Drone Nerds signed an additional one-year contract with DJI to be the official non-exclusive dealer of its products in the U.S. DJI is already listed on certain U.S. government watchlists for national security and data concerns, which could restrict imports and limit access to government or defense-related contracts. This dependence exposes Drone Nerds to potential supply disruptions.

In addition, while existing FCC equipment authorizations for previously approved DJI products would remain valid, federal agencies have indicated that continued use of legacy or in-service DJI equipment may become restricted or phased out over time. Such actions could include procurement bans, limits on participation in government-funded projects, or heightened data-security and export-control scrutiny. Even absent formal revocation of existing approvals, these measures could discourage public-sector or enterprise customers from purchasing or deploying DJI-based systems, thereby reducing demand for Drone Nerds’ products.

Although the NDAA establishes the deadline for the national-security review, the ongoing federal government shutdown has created uncertainty around whether agencies will complete the review on time. Many federal departments responsible for technology and security evaluations are operating with reduced staffing or suspended programs, which may delay interagency coordination and risk assessments. If the review is not completed by the statutory deadline, DJI and other covered suppliers would be automatically added to the FCC Covered List by operation of law. This outcome—caused indirectly by administrative delay—could occur even without any final security determination.

If regulatory developments, including delayed or adverse NDAA determinations, restrict DJI’s market access, Drone Nerds may be forced to renegotiate or terminate this agreement, seek alternative suppliers, or incur substantial transition costs. Failure to diversify its supply base or mitigate these risks could materially and adversely affect Drone Nerds’ business, financial condition, and operating results.

The nature of the Drone Nerds business involves significant risks and uncertainties that may not be covered by insurance or indemnification.

Drone Nerds has developed and sold products and services in circumstances where insurance or indemnification may not be available, for example, in connection with the collection and analysis of various types of information. In addition, its products and services raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion, and similar concepts, which may create legal issues. Indemnification to cover potential claims or liabilities resulting from the failure of any technologies that we deploy may be available in certain circumstances but not in others. Currently, the uncrewed aerial systems industry lacks a formative insurance market. We may not be able to maintain insurance to protect against all operational risks and uncertainties that our customers confront. Substantial claims resulting from an accident, product failure, or personal injury or property liability arising from our products and services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

The Drone Nerds and Anzu Robotics acquisitions may trigger contractual rights under certain agreements.

Drone Nerds and Anzu Robotics are parties to certain agreements that may contain termination or other rights following a “change in control” or “sale of all or substantially all” of such party’s assets. Any counterparty to such agreements may request modifications of its respective agreements as a condition to granting a waiver or consent under such agreements, or they may elect not to grant a waiver or consent. To the extent any counterparty to such agreements requests modifications of its respective agreements as a condition to granting a waiver or consent under such agreements, Drone Nerds and Anzu Robotics will use reasonable efforts to accommodate such modification, but such modifications may not be satisfactory to such counterparty or may not occur. There is no assurance that such counterparties will not assert otherwise and seek to exercise any such rights, including termination rights where available, that the exercise of any such rights will not adversely affect Drone Nerds or Anzu Robotics or that any modifications of such agreements will not materially and adversely affect the Company.

For example, the documentation governing Drone Nerds’ and Anzu Robotics’ $25.0 million secured revolving credit facility contains customary covenants, including a prohibition against a change of control without the lender’s prior written approval. The consummation of the Drone Nerds and Anzu Robotics acquisitions resulted in a change of control under the revolving credit facility, and the lender’s written approval was not obtained prior to the acquisitions, which constitutes an event of default under the revolving credit facility. We are currently in discussions with the lender to obtain a waiver of such event of default or an amendment to the revolving credit facility. In the absence of such a waiver or an amendment, the lender has the right to declare all outstanding obligations under the revolving credit facility immediately due and payable, cancel the facility, cease making advances under the facility, and proceed against the collateral securing the indebtedness under the facility. As of November 11, 2025, Drone Nerds and Anzu Robotics had outstanding borrowings under the revolving credit facility of approximately $9.2 million. There can be no assurance that the lender will agree to such a waiver or an amendment or that we will have sufficient resources available to satisfy all of the obligations under the revolving credit facility if no waiver or amendment is obtained.

We may be unable to repay the Notes issued in connection with the Acquisitions.

In connection with the Acquisitions, XTI Drone Holdings issued (i) DN Seller the DN Note in the original principal amount of $10,976,284.58 and (ii) AR Seller the AR Note in the original principal amount of $954,459.53. The principal of and interest on each Note will be payable as follows: (i) no later than November 30, 2025 (the “First Required Payment Date”), the outstanding principal amount of each Note will be repaid in an amount equal to $3,680,000 with respect to the DN Note and $320,000 with respect to the AR Note, together with all accrued and unpaid interest on each Note as of the First Required Payment Date, (ii) no later than March 31, 2026 (the “Second Required Payment Date”), the outstanding principal amount of each Note will be repaid in an amount equal to $1,840,000 with respect to the DN Note and $160,000 with respect to the AR Note, together with all accrued and unpaid interest on each Note as of the Second Required Payment Date, (iii) no later than June 30, 2026 (the “Third Required Payment Date”), the outstanding principal amount of each Note will be repaid in an amount equal to $1,380,000 with respect to the DN Note and $120,000 with respect to the AR Note, together with all accrued and unpaid interest on each Note as of the Third Required Payment Date, (iv) no later than September 30, 2026 (the “Fourth Required Payment Date”), the outstanding principal amount of each Note will be repaid in an amount equal to $1,380,000 with respect to the DN Note and $120,000 with respect to the AR Note, together with all accrued and unpaid interest on each Note as of the Fourth Required Payment Date, (v) the entire outstanding principal amount, together with all accrued and unpaid interest, of each Note will be repaid on or prior to the one year anniversary of each Note (the “Due Date”), and (vi) all outstanding accrued interest and the unpaid principal amount of each Note will be due and payable in full on the earlier of (A) the Due Date, (B) 90 days following a capital raise (or the last capital raise, in connection with a series of transactions, whether related or unrelated) where the Company or one or more of its affiliates raise, as a result of a single transaction or a series of transactions occurring pursuant to one or more closings, in any case after the date of the Note, an aggregate amount of $40 million or more, qualified by the limitation that not more than 20% of net proceeds from any single financing will be applied towards payment of each Note, or (C) the date on which the Note becomes immediately due and payable as a result of the occurrence of an event of default thereunder.

Interest will accrue on the outstanding principal balance of each Note at an annual rate of 7.25%, computed based upon a 365-day year (the “Interest Rate”). If interest is not paid as it becomes due, it will be added to the principal. Our failure to pay the principal and interest of each Note when required will constitute an event of default under the Notes. Upon the occurrence of an event of default (except a Bankruptcy-Related Event of Default), DN Seller or AR Seller, as applicable, may declare the entire unpaid balance of principal and accrued but unpaid interest on the Note, and all other obligations of XTI Drones Holdings under the applicable Note, to be immediately due and payable and/or exercise any other rights or remedies under any other instrument or applicable law. Upon the occurrence of a Bankruptcy-Related Event of Default, the outstanding principal amount of the Note together with all accrued and unpaid interest and all other obligations of XTI Drones Holdings under the Note will become due and payable automatically. Following the occurrence of an event of default, interest will accrue on the outstanding principal balance of each Note at an annual rate equal to the Interest Rate plus 2.00%. An event of default under the Notes could also lead to a default under agreements governing our future indebtedness.

We may not have or be able to secure financing for sufficient funds to satisfy all amounts under the Notes when due. If there is an event of default under the Notes, our business, financial condition and results of operations could be materially and adversely affected. In addition, to the extent we complete capital raises in an aggregate amount of $40 million or more, we will be required to repay the outstanding balance of each Note, which may reduce our working capital and impact our ability to operate as planned.

We may incur substantial product liability claims relating to our products.

As a distributor of drone and electronic products, and with aircraft and aviation sector companies under increased scrutiny in recent years, claims could be brought against us if use or misuse of one of the drones we sell causes, or merely appears to have caused, personal injury or death. In addition, defects in our products may lead to other potential life, health and property risks. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources. We are unable to predict if we will be able to obtain or maintain product liability insurance for any of our products.

Changes in U.S. and foreign government administrative policy, including the imposition of or increases in tariffs and changes to existing trade agreements, and other changes to macroeconomic conditions could have a material adverse effect on global economic conditions and our business, results of operations, prospects and financial condition.

As a result of changes to U.S. and foreign government administrative policy, there may be changes to existing trade agreements, greater restrictions on free trade generally, the imposition of or significant increases in tariffs on goods imported into the U.S., particularly those manufactured in Canada, Mexico, Europe, and China, and adverse responses by foreign governments to U.S. trade policies, among other possible changes. China is currently a leading global source of hardware products, including the hardware products that we use. As the implementation of tariffs is ongoing, more tariffs may be added in the future. These tariffs could have an adverse impact on our business, results of operations, prospects and financial condition, and if we are unable to pass such price increases through to our customers, it would likely increase our cost of sales and, as a result, decrease our gross margins, operating income and net income. As of the date of this report, discussions remain ongoing in respect of certain trade restrictions and tariffs on imports from Canada, China, Mexico and Europe, as well as retaliatory tariffs enacted in response to such actions. In light of these events, there continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties, and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our access to suppliers or customers and, in turn, have a material adverse effect on the business and financial condition of such suppliers and customers or other counterparties we do business with, which in turn would negatively impact us.

Deteriorating macroeconomic conditions, including slower growth or a recession, inflation, changes in the U.S. presidential administration, bank failures, supply chain disruption, increases in interest rates, increases to fuel and other energy costs or vehicle costs, geopolitical events, including escalating tariff and non-tariff trade measures imposed by the U.S., Mexico, China, Canada and other countries, the potential for new or unforeseen conflicts such as the impact of the Russia and Ukraine conflict and Hamas and Israel conflict, changes in the labor market, or decreases in government spending power, could in the future result in a decline in customer spending, which could materially adversely affect our business, results of operations, prospects and financial condition. A trade war, other governmental action related to tariffs or trade agreements, changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories and countries where we currently do business, and any resulting negative sentiments towards the U.S. as a result of such changes, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Licenses for new products may be difficult to obtain in the future

The drones and other electronic products sold by Drone Nerds and Anzu Robotics require FCC licenses to be imported into the US and sold to customers. Suppliers may face difficulties in the future obtaining these licenses. In such cases, Drone Nerds and Anzu Robotics will not be able to sell products where suppliers are not able to obtain licenses. This can be a major impact to Drone Nerds and Anzu Robotics’ business.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations, and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. Weak economic conditions generally, sustained uncertainty about global economic conditions, or a prolonged or further tightening of credit markets could cause our customers and potential customers to postpone or reduce spending on technology products or services or put downward pressure on prices, which could have an adverse effect on our business, results of operations or cash flows. Concerns over inflation, energy costs, geopolitical issues and the availability of credit in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices and wavering business and consumer confidence, have precipitated an economic slowdown and uncertain global outlook. Domestic and international equity markets have been experiencing heightened volatility and turmoil. These events and the continuing market upheavals may have an adverse effect on our business. In the event of extreme prolonged market events, such as the global economic recovery, we could incur significant losses.

The existence of inflation in certain economies has resulted in, and may continue to result in, rising interest rates and capital costs, supply shortages, increased costs of labor, components, manufacturing and shipping, as well as weakening exchange rates and other similar effects. As a result, we have experienced and may continue to experience cost increases. Although we take measures to mitigate the effects of inflation and rising interest rates, if these measures are not effective, our business, financial condition, results of operations and liquidity could be materially adversely affected. Even if such measures are effective, there could be a difference between the timing of when those beneficial actions impact our results or operations and when the cost of inflation is incurred.

The Drone Nerds and Anzu Robotics acquisitions, and any future acquisitions that we may make, could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

The Drone Nerds and Anzu Robotics acquisitions, and any future acquisitions that we successfully consummate, could subject us to a number of risks, including, but not limited to:

●	the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in dilution to our existing stockholders;

●	we may find that the acquired company or technologies do not improve our market position as planned;

●	we may have difficulty integrating the operations and personnel of the acquired company, as the combined operations will place significant demands on the Company’s management, technical, financial and other resources;

●	personnel, vendors, suppliers and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;

●	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

●	we may assume or be held liable for risks and liabilities (including environmental-related costs) as a result of our acquisitions, some of which we may not be able to discover during our due diligence investigation or adequately adjust for in our acquisition arrangements (for example, even if we secure indemnification protections in connection with these acquisitions from undisclosed liabilities, there may not be adequate resources to cover such indemnity);

●	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	we may incur one-time write-offs or restructuring charges in connection with the acquisition;

●	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and

●	we may not be able to realize the cost savings or other financial benefits we anticipated.

We cannot assure you that, following the acquisitions of Drone Nerds or Anzu Robotics or any future acquisition, our continued business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period. These factors could have a material adverse effect on our business, financial condition and operating results.

We may not be able to successfully integrate the business and operations of Drone Nerds, Anzu Robotics or other entities that we have acquired or may acquire in the future into our ongoing business operations, which may result in our inability to fully realize the intended benefits of these acquisitions, or may disrupt our current operations, which could have a material adverse effect on our business, financial position and/or results of operations.

We plan to integrate the operations of Drone Nerds and Anzu Robotics into our business, and this process involves complex operational, technological and personnel-related challenges, which are time-consuming and expensive and may disrupt our ongoing business operations. Furthermore, integration involves a number of risks, including, but not limited to:

●	difficulties or complications in combining the companies’ operations;

●	differences in controls, procedures and policies, regulatory standards and business cultures among the combined companies;

●	the diversion of management’s attention from our ongoing core business operations;

●	increased exposure to certain governmental regulations and compliance requirements;

●	the potential increase in operating costs;

●	the potential loss of key personnel;

●	the potential loss of key customers or suppliers who choose not to do business with the combined business;

●	difficulties or delays in consolidating the acquired companies’ technology platforms, including implementing systems designed to maintain effective disclosure controls and procedures and internal control over financial reporting for the combined company and enable the Company to continue to comply with U.S. GAAP and applicable U.S. securities laws and regulations;

●	unanticipated costs to successfully integrate operations, technologies, personnel of acquired businesses and other assumed contingent liabilities;

●	difficulty comparing financial reports due to differing financial and/or internal reporting systems;

●	making any necessary modifications to internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and/or

●	possible tax costs or inefficiencies associated with integrating the operations of the combined company.

These factors could cause us to not fully realize the anticipated financial and/or strategic benefits of the acquisitions, which could have a material adverse effect on our business, financial condition and/or results of operations.

Even if we are able to successfully operate the acquired businesses, we may not be able to realize the revenue and other synergies and growth that we anticipated from these acquisitions in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of a number of risks, including, but not limited to:

●	the possibility that the acquisition may not further our business strategy as we expected;

●	the possibility that we may not be able to expand the reach and customer base for the acquired companies’ current and future products as expected;

●	the possibility that we may have entered a market with no prior experience and may not succeed in the manner expected; and

●	the possibility that the carrying amounts of goodwill and other purchased intangible assets may not be recoverable.

In addition, a significant portion of the aggregate purchase price of Drone Nerds and Anzu Robotics may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. For the purposes of the unaudited pro forma condensed combined financial information included in this report, the Company has assumed the excess consideration over the net assets acquired is goodwill. The Company will perform a more comprehensive assessment of assets acquired that may result in other intangible assets being identified in that analysis. If the Acquisitions do not yield expected returns or fair value estimates deteriorate, we may be required to take charges to our results of operations based on this impairment assessment process, which could adversely affect our results of operations.

As a result of these risks, the acquisitions of Drone Nerds and Anzu Robotics and integration may not contribute to our earnings as expected, we may not achieve expected revenue synergies or our return on invested capital targets when expected, or at all, and we may not achieve the other anticipated strategic and financial benefits of the acquisitions.

The risks arising with respect to the historic business and operations of Drone Nerds and Anzu Robotics may be different from what we anticipate, which could significantly increase the costs and decrease the benefits of the acquisitions and materially and adversely affect our operations going forward.

Although we performed significant financial, legal, technological and business due diligence with respect to Drone Nerds and Anzu Robotics, we may not have appreciated, understood or fully anticipated the extent of the risks associated with the acquisitions. We have secured indemnification for certain matters in connection with the Drone Nerds and Anzu Robotics acquisitions in order to mitigate the consequences of breaches of representations, warranties and covenants under the applicable acquisition agreements and the risks associated with historic operations, including those with respect to compliance with laws, accuracy of financial statements, financial reporting controls and procedures, tax matters and undisclosed liabilities, and certain matters known to us. We believe that the indemnification provisions of the acquisition agreements, together with insurance policies that we have in place will limit the economic consequences of the issues we have identified in our due diligence to acceptable levels. Notwithstanding our exercise of due diligence and risk mitigation strategies, the Drone Nerds and Anzu Robotics acquisitions may expose us to unanticipated risks or unknown or contingent liabilities and the costs associated with these risks or liabilities may be greater than we anticipate. We may not be able to contain or control the costs associated with unanticipated risks or liabilities, which could materially and adversely affect our business, liquidity, capital resources or results of operations.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The audited consolidated financial statements of Drone Nerds, Inc. for the years ended December 31, 2024 and 2023 are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated by reference herein.

The unaudited condensed consolidated financial statements of Drone Nerds, Inc. for the six months ended June 30, 2025 and 2024 are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated by reference herein.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information identified below giving effect to the Acquisitions is filed as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated by reference herein:

●	Unaudited pro forma condensed combined balance sheet as of June 30, 2025

●	Unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025

●	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024

(d) Exhibits

Exhibit Number	Description
2.1*	Membership Interest Purchase Agreement, dated November 10, 2025, by and among XTI Drones Holdings, LLC, The Origin Group DN, Inc., Drone Nerds, LLC, the seller owners listed on Annex A-1 thereto and Jeremy Schneiderman, as the Seller’s Representative

2.2*	Membership Interest Purchase Agreement, dated November 10, 2025, by and among XTI Drones Holdings, LLC, The Origin Group AZ, Inc., Anzu Robotics, LLC, the seller owners listed on Annex A-1 thereto and Jeremy Schneiderman, as the Seller’s Representative

3.1	Certificate of Designation of Preferences and Rights of Series 10 Convertible Preferred Stock

4.1	Revolving Promissory Note, dated July 10, 2025, issued by Drone Nerds Inc and Anzu Robotics, LLC to Banesco USA

4.2	Promissory Note issued by XTI Drones Holdings, LLC to New Drone Nerds S-Corp, Inc., dated November 10, 2025

4.3	Promissory Note issued by XTI Drones Holdings, LLC to New Anzu Robotics S-Corp, LLC, dated November 10, 2025

4.4	Form of Placement Agent’s Warrant

10.1*	Loan Agreement, dated July 10, 2025, by and among Drone Nerds Inc, Anzu Robotics, LLC and Banesco USA

10.2*	Security Agreement, dated July 10, 2025, by and among Drone Nerds Inc, Anzu Robotics, LLC and Banesco USA

10.3	Amended and Restated Company Agreement of XTI Drones Holdings, LLC, dated November 10, 2025

10.4	Lock-Up Agreement, dated November 10, 2025, by and between XTI Aerospace, Inc. and The Origin Group DN, Inc.

10.5	Lock-Up Agreement, dated November 10, 2025, by and between XTI Aerospace, Inc. and The Origin Group AZ, Inc.

10.6	Registration Rights Agreement, dated November 10, 2025, by and among XTI Aerospace, Inc., The Origin Group DN, Inc., and The Origin Group AZ, Inc.

10.7	Securities Purchase Agreement, dated November 10, 2025, by and between XTI Aerospace, Inc. and Unusual Machines, Inc.

10.8	Placement Agency Agreement, dated November 10, 2025, by and between XTI Aerospace, Inc. and ThinkEquity LLC

23.1	Consent of BDO USA, P.C.

99.1	Press Release, dated November 12, 2025

99.2	Investor Presentation

99.3	Audited consolidated financial statements of Drone Nerds, Inc. for the years ended December 31, 2024 and 2023

99.4	Unaudited condensed financial statements of Drone Nerds, Inc. for the six months ended June 30, 2025 and 2024

99.5	Unaudited pro forma condensed combined financial information of XTI Aerospace, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: November 12, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer